Execution Version

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, TRANSFER, PLEDGE OR HYPOTHECATION OF ANY INTEREST IN ANY OF THE SECURITIES REPRESENTED HEREBY.
WARRANT TO PURCHASE SHARES OF COMMON STOCK
of
ESS TECH, INC.
Dated as of September 21, 2023
Void after the Expiration Date

No. 2	Warrant to Purchase 6,269,955 Shares of Common Stock (subject to adjustment)
THIS CERTIFIES THAT, for value received, UOP LLC, or its registered assigns (the “Holder”), is entitled, subject to the provisions and upon the terms and conditions set forth herein, to purchase from ESS Tech, Inc., a Delaware corporation (the “Company”), shares of the Company’s Common Stock, $0.0001 par value per share (the “Shares”), in the amounts, at such times and at the price per share set forth in Section 1. The term “Warrant” as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein. This Warrant is issued in connection with the transactions described in the Common Stock and Warrant Purchase Agreement, dated as of September 21, 2023, by and between the Company and Honeywell ACS Ventures LLC (the “Purchase Agreement”), and the other Transaction Documents (as defined in the Purchase Agreement). This Warrant is the IP Warrant as defined in the Purchase Agreement.
The following is a statement of the rights of the Holder and the conditions to which this Warrant is subject, and to which Holder, by acceptance of this Warrant, agrees:
1.Number and Price of Shares; Exercise Period.
(a)Number of Shares. Subject to any previous exercise of the Warrant, the Holder shall have the right to purchase up to 6,269,955 Shares, as may be adjusted pursuant hereto, prior to (or in connection with) the expiration of this Warrant as provided in Section 8.
(b)Exercise Price. The exercise price per Share shall be equal to $2.90, subject to adjustment pursuant hereto (the “Exercise Price”).

(c)Exercise Period. This Warrant shall be exercisable, in whole or in part, prior to (or in connection with) the expiration of this Warrant as set forth in Section 8.
2.Exercise of the Warrant.
(a)While this Warrant remains outstanding and exercisable in accordance with Section 1 above, the Holder may exercise this Warrant in accordance with Section 4 herein, by either:
(i)wire transfer to the Company or cashier’s check drawn on a United States bank made payable to the order of the Company, or
(ii)in the event that (1) there is no effective registration statement allowing for the resale of the Warrants and the issuance and resale of the Warrant Shares or (2) this Warrant is being exercised in connection with an expiration event as set forth in Section 8(b), Investor may exercise the right to credit the Exercise Price against the Fair Market Value (as defined below) of the Warrant Shares on the date of exercise (the “Net Exercise”) pursuant to Section 2(c).
(b)Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three trading days of the date the final Notice of Exercise in the form attached hereto as Exhibit A (the “Notice of Exercise”) is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases.
(c) Net Exercise. If the Company shall receive written notice from the Holder at the time of exercise of this Warrant that the holder elects to Net Exercise the Warrant, the Company shall deliver to such Holder (without payment by the Holder of any exercise price in cash) that number of Warrant Shares computed using the following formula:

X =    Y (A - B)
A
Where
X =        The number of Warrant Shares to be issued to the Holder.
Y =        The number of Warrant Shares purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being cancelled (at the date of such calculation).
A =        The Fair Market Value of one share of Common Stock (at the date of such calculation).
B =        The Exercise Price (as adjusted hereunder to the date of such calculations).

The “Fair Market Value” of one share of Common Stock as of a particular date shall be determined as follows: (i) if traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the Common Stock on such exchange over the fifteen (15) day period ending two business days prior to the date of Net Exercise; (ii) if traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) of the Common Stock over the fifteen (15) day period ending two business days prior to the date of Net Exercise; (iii) if fair market value cannot be calculated as of such date on either of the foregoing bases, the price determined in good faith by the Company’s Board of Directors; and (iv) in the case of a transaction described in Section 8(b) hereof, the “Fair Market Value” shall be equal to the per share price received by such holders of Common Stock in such transaction or series of related transactions. For the avoidance of doubt, “the date of Net Exercise” shall be the date the Holder’s written notice has been given to the Company pursuant to Section 11(c) hereof.
(d)Deemed Exercise. In the event that immediately prior to the close of business on the Expiration Date, the Fair Market Value of one share of Common Stock (as determined in accordance with Section 1(c) above) is greater than the then applicable Exercise Price, this Warrant shall be deemed to be automatically exercised on a Net Exercise issue basis pursuant to Section 1(c) above, and the Company shall deliver the applicable number of Warrant Shares to the Holder pursuant to the provisions of Section 1(c) above and this Section 1(d); provided that if Holder provides prior written notice to the Company that it does not want this Warrant to be exercised pursuant to this Section 1(d), the terms of this Section 1(d) shall not apply and the Warrant shall not be deemed to be automatically exercised and shall terminate on the Expiration Date.
(e)Stock Certificates. The rights under this Warrant shall be deemed to have been exercised and the Shares issuable upon such exercise shall be deemed to have been issued immediately prior to the close of business on the date this Warrant is exercised in accordance with its terms, and the person entitled to receive the Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such Shares as of the close of business on such date. Within three business days, the Company shall issue and deliver to the person or persons entitled to receive the same a notice of issuance of uncertificated shares or evidence of book-entry for that number of shares issuable upon such exercise. In the event that the rights under this Warrant are exercised in part and have not expired, the Company shall execute and deliver a new Warrant reflecting the number of Shares that remain subject to this Warrant.
(f)No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the rights under this Warrant. In lieu of such fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.
(g)Reservation of Stock. The Company covenants that during the period this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares of Common Stock (or other securities, if applicable) to provide for the issuance of Warrant Shares (or other securities) upon the exercise of this Warrant. The Company represents and warrants that all shares that may be issued upon the exercise of this Warrant will, when issued in accordance with the terms hereof, be validly issued, fully paid and nonassessable.
3.Replacement of the Warrant. Upon the receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this

Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.
4.Mechanics of Exercise. This Warrant may be exercised by the holder hereof, in whole or in part, by delivering to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) a completed and duly executed copy of the Notice of Exercise by mail or email attachment together with payment in full of the Exercise Price (unless the Holder has elected to Net Exercise) then in effect with respect to the number of Warrant Shares as to which the Warrant is being exercised. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of the delivery to the Company of the Notice of Exercise, as provided above, and the person entitled to receive the Warrant Shares issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. The Company shall, as promptly as practicable, and in any event by the end of the day on the date that is three trading days from the delivery to the Company of the Notice of Exercise and payment of the aggregate Exercise Price (unless exercised by means of a cashless exercise pursuant to Section 1(c)), instruct the transfer agent for the Common Stock to record the issuance of Warrant Shares purchased hereunder to the Holder in book-entry form pursuant to the transfer agent’s regular procedures. The Warrant Shares shall be deemed to have been issued, and the holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised, with payment to the Company of the Exercise Price (or by Net Exercise) and all taxes required to be paid by the holder, if any, prior to the issuance of such shares, having been paid.
5.Compliance with Securities Laws; Restrictive Legend.
(a)The Holder hereby represents: (i) that this Warrant and any securities to be acquired by the Holder on exercise of the Warrant will be acquired for investment for the Holder’s own account and not with a view to the resale or distribution of any part thereof, and (ii) that the Holder is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). In addition, as a condition of its delivery of certificates for the Common Stock, the Company will require the Holder to deliver to the Company representations regarding the Holder’s sophistication, investor status, investment intent, acquisition for its own account and such other matters as are reasonable and customary for purchasers of securities in an unregistered private offering as set forth in the form of Notice of Exercise.
(b)The Holder understands that this Warrant and the Warrant Shares are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations this Warrant and the Warrant Shares may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Holder represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and (ii) understands the resale limitations imposed thereby and by the Securities Act.
(c)Prior and as a condition to the sale or transfer of the Warrant Shares issuable upon exercise of this Warrant, the Holder shall furnish to the Company such certificates, representations, agreements and other information as the Company, the Company’s counsel or the Company’s transfer agent reasonably may require to confirm that such sale or transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, or pursuant to an effective registration statement. In connection with the sale or transfer of Warrant Shares that is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, or pursuant to an effective registration statement, the Company shall provide to the transfer agent at the Company’s cost and expense such opinions of the Company’s counsel, or other counsel reasonably acceptable to the Company, as the transfer agent may request to effect such sale or transfer of the Warrant Shares.
(d)The Holder acknowledges that the Company may place a restrictive legend, in substantially the form set forth in the Purchase Agreement, on the Warrant Shares issuable upon exercise of this Warrant in order to comply with applicable securities laws, and the Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.
6.Transfer of the Warrant.
(a)Subject to compliance with applicable federal and state securities laws and Section 5 hereof, this Warrant may be transferred by the Holder with respect to any or all of the Warrant Shares purchasable hereunder. For a transfer of this Warrant as an entirety by the Holder, upon surrender of this Warrant to the Company, together with the Notice of Assignment in the form attached hereto as Exhibit B duly completed and executed on behalf of the Holder, the Company shall issue a new Warrant of the same denomination to the assignee. For a transfer of this Warrant with respect to a portion of the Warrant Shares purchasable hereunder, upon surrender of this Warrant to the Company, together with the Notice of Assignment in the form attached hereto as Exhibit B duly completed and executed on behalf of the Holder, the Company shall issue a new Warrant to the assignee, in such denomination as shall be requested by the Holder, and shall issue to the Holder a new Warrant covering the number of shares in respect of which this Warrant shall not have been transferred.
(b)This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. This Warrant may be divided or combined with other warrants that carry the same rights upon presentation hereof at the principal office of the Company together with a written notice specifying the denominations in which new warrants are to be issued to the Holder and signed by the Holder hereof. The term “Warrants” as used herein includes any warrants into which this Warrant may be divided or exchanged.
(c)Taxes. In no event shall the Company be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate, or a book entry, in a name other than that of the Holder, and the Company shall not be required to issue or deliver any such certificate, or make such book entry, unless and until the person or persons requesting the issue or entry thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or is not payable.
7.Adjustments. Subject to the expiration of this Warrant pursuant to Section 8, the number and kind of shares purchasable hereunder and the Exercise Price therefor are subject to adjustment from time to time, as follows:
(a)Merger or Reorganization. If at any time there shall be any reorganization, recapitalization, merger or consolidation (a “Reorganization”) involving the Company (other than as otherwise provided for herein or as would cause the expiration of this Warrant under Section 8) in which shares of the Company’s stock are converted into or exchanged for securities, cash or other property, then, as a condition to such Reorganization, lawful provision shall be made so that the

Holder shall thereafter be entitled to receive upon exercise of this Warrant, the kind and amount of securities, cash or other property of the successor corporation resulting from such Reorganization, equivalent in value to that which a holder of the Shares deliverable upon exercise of this Warrant would have been entitled in such Reorganization if the right to purchase the Shares hereunder had been exercised immediately prior to such Reorganization. In any such case, appropriate adjustment (as determined in good faith by the Board of Directors of the successor corporation) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after such Reorganization to the end that the provisions of this Warrant shall be applicable after the event, as near as reasonably may be, in relation to any shares or other securities deliverable after that event upon the exercise of this Warrant.
(b)Reclassification of Shares. If the securities issuable upon exercise of this Warrant are changed into the same or a different number of securities of any other class or classes by reclassification, capital reorganization or otherwise (other than as otherwise provided for herein) (a “Reclassification”), then, as a condition to any such Reclassification, in lieu of the number of Shares which the Holder would otherwise have been entitled to receive, the Holder shall have the right thereafter to exercise this Warrant for a number of shares of such other class or classes of stock that a holder of the number of securities deliverable upon exercise of this Warrant immediately before that change would have been entitled to receive in such Reclassification, all subject to further adjustment as provided herein with respect to such other shares.
(c)Subdivisions and Combinations. In the event that the outstanding shares of common stock are subdivided (by stock split, by payment of a stock dividend or otherwise) into a greater number of shares of such securities, the number of Shares issuable upon exercise of the rights under this Warrant immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately increased, and the Exercise Price shall be proportionately decreased, and in the event that the outstanding shares of common stock are combined (by reclassification or otherwise) into a lesser number of shares of such securities, the number of Shares issuable upon exercise of the rights under this Warrant immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately decreased, and the Exercise Price shall be proportionately increased.
(d)Notice of Adjustments. Upon any adjustment in accordance with this Section 7, the Company shall, at its expense, promptly deliver to the Holder a certificate of an officer of the Company setting forth the nature of such adjustment and showing in reasonable detail the facts upon which such adjustment is based, including setting forth in reasonable detail the method of calculation of each. The certificate shall clearly set forth (i) such adjustments, (ii) the Exercise Price following the adjustment and (iii) the number of securities and the amount, if any, of other property that, following the adjustment would be received upon exercise of this Warrant.
8.Expiration of the Warrant. This Warrant shall expire and shall no longer be exercisable as of the earlier of:
(a)5:00 p.m., Pacific time, on September 21, 2028; or
(b)Upon the consummation of an acquisition of the Company by another entity by means of any transaction or series of related transactions to which the Company is a party (including, without limitation, any stock acquisition, reorganization, merger or consolidation, but excluding any sale of stock for capital raising purposes and any transaction effected primarily for purposes of changing the Company’s jurisdiction of incorporation) other than a transaction or series of related transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of transactions, as a result of shares in the Company held by such holders prior to such transaction or series of transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity (or if the Company or such other surviving or resulting entity is a wholly-owned subsidiary immediately following such acquisition, its parent), all Warrants at the closing of such acquisition (A) with an exercise price below the price per share to be received by holders of Company Common Stock in such transaction or series of related transactions shall terminate, and (B) with an exercise price equal to or greater than the price per share to be received by holders of Company Common Stock in such transaction or series of related transactions shall be (i) exercised on a cashless basis as set forth in Section 2 hereof, or (ii) in the event that the holders of Company Common Stock receive cash or non-cash consideration in such transaction, be deemed automatically terminated without any further action required by any party, and the Holder of such terminated Warrant shall thereafter have the right, with respect to each Share for which this Warrant was exercisable immediately prior to such event, to receive an amount equal to (x) the same consideration payable in respect of one share of the Company’s Common Stock in such transaction minus (y) the Exercise Price, subject to the Holder entering into any agreements and delivering certificates and instruments requested by the Company and consistent with the agreements being entered into and the certificates being delivered by all other holders of Common stock, if any.
9.Notification of Certain Events. Prior to the expiration of this Warrant, in the event that the Company shall authorize:
(a)the issuance of any dividend or other distribution on the capital stock of the Company;
(b)the voluntary liquidation, dissolution or winding up of the Company; or
(c)any transaction or series of related transactions resulting in the expiration of this Warrant pursuant to Section 8(b) or a sale, lease or other disposition of all or substantially all of the assets of the Company and its subsidiaries taken as a whole by means of any transaction or series of related transactions, except where such sale, lease or other disposition is to a wholly-owned subsidiary of the Company;
the Company shall send to the Holder of this Warrant at least 20 days prior written notice of the date on which a record shall be taken for any such dividend or distribution specified in clause (a) or the expected effective date of any such other event specified in clause (b) or (c), as applicable. The notice provisions set forth in this section may be shortened or waived prospectively or retrospectively by the consent of the Holder.
10.No Rights as a Stockholder. Nothing contained herein shall entitle the Holder to any rights as a stockholder of the Company or to be deemed the holder of any securities that may at any time be issuable on the exercise of the rights hereunder for any purpose nor shall anything contained herein be construed to confer upon the Holder, as such, any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or any other rights of a stockholder of the Company until the rights under the Warrant shall have been exercised and the Shares purchasable upon exercise of the rights hereunder shall have become deliverable as provided herein.

11.Miscellaneous.
(a)Amendments. Except as expressly provided herein, neither this Warrant nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Warrant and signed by the Company and the Holder.
(b)Waivers. No waiver of any single breach or default shall be deemed a waiver of any other breach or default theretofore or thereafter occurring.
(c)Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail or otherwise delivered by hand, messenger or courier service addressed:
(i)if to the Holder:
UOP LLC
c/o Honeywell International Inc.
855 S. Mint Street
Charlotte, NC 28202
Attention: Anne Madden and Jake Wasserman
Email: […]
or at such other address as the Holder shall have furnished to the Company;
with a copy to:
Blank Rome LLP
1271 Sixth Avenue
New York, NY 10020
Attention: Kathleen A. Cunningham
Email: Kathleen.cunningham@blankrome.com
If to the Company:
ESS Tech, Inc.
26550 SW Parkway Ave., Bldg. 83
Wilsonville, OR 97070
Attention: Kelly F. Goodman
Email: […]
with a copy (which shall not constitute notice) to:
Wilson Sonsini Goodrich & Rosati, P.C.
650 Page Mill Rd
Palo Alto, CA 94304
Attention: Mark Baudler, Lianna Whittleton
Email: mbaudler@wsgr.com, lwhittleton@wsgr.com
or at such other address as the Company shall have furnished to the Investor.

Each such notice or other communication shall for all purposes of this Warrant be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent by mail, at the earlier of its receipt or five days after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, (iii) if sent via facsimile, upon confirmation of facsimile transfer or, (iv) if sent via electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day.
(d)Governing Law. This Warrant and all actions arising out of or in connection with this Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware, or of any other state.
(e)Jurisdiction and Venue. Each of the Holder and the Company hereby submits and consents irrevocably to the exclusive jurisdiction of the courts of the State of Delaware and the United States District Court for the District of Delaware for the interpretation and enforcement of the provisions of this Warrant. Each of the Holder and the Company also agrees that the jurisdiction over such persons and the subject matter of such dispute shall be effected by the mailing of process or other papers in connection with any such action in the manner provided for in Section 11(c) or in such other manner as may be lawful, and that service in such manner shall constitute valid and sufficient service of process.
(f)Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant. All references in this Warrant to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.
(g)Severability. If any provision of this Warrant becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Warrant, and such illegal, unenforceable or void provision shall be replaced with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, unenforceable or void provision. The balance of this Warrant shall be enforceable in accordance with its terms.
(h)Waiver of Jury Trial. EACH OF THE HOLDER AND THE COMPANY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS WARRANT.
(i)Saturdays, Sundays and Holidays. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or U.S. federal holiday, then such action may be taken or such right may be exercised on the next succeeding day that is not a Saturday, Sunday or U.S. federal holiday.

(j)Rights and Obligations Survive Exercise of the Warrant. Except as otherwise provided herein, the rights and obligations of the Company and the Holder under this Warrant shall survive exercise of this Warrant.
(k)Entire Agreement. Except as expressly set forth herein, this Warrant (including the exhibits attached hereto) and the Transaction Documents constitute the entire agreement and understanding of the Company and the Holder with respect to the subject matter hereof and supersede all prior agreements and understandings relating to the subject matter hereof.
(l)Further Assurances. Each of the Company and the Holder agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be reasonably necessary to more fully effectuate this Warrant.
(signature page follows)

The Company and the Holder sign this Warrant as of the date stated on the first page.
ESS TECH, INC.

By: /s/ Eric P. Dresselhuys

Name: Eric P. Dresselhuys

Title: Chief Executive Officer

Address:

ESS Tech, Inc.
26550 SW Parkway Ave., Bldg. 83
Wilsonville, OR 97070

AGREED AND ACKNOWLEDGED,

UOP LLC

By: /s/ Ryan Wagley

Name: Ryan Wagley

Title: General Counsel

Address:

UOP LLC
c/o Honeywell International Inc.
855 S. Mint Street
Charlotte, NC 28202

(Signature page to Warrant)

EXHIBIT A

NOTICE OF EXERCISE
(To be signed only upon exercise of Warrant)

To: ESS Tech, Inc.
Attention: CFO

1.    The undersigned, the Holder of the attached Warrant No. -[●], hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, shares of Common Stock of ESS Tech, Inc. as follows (choose one):

__¨ Exercise for Cash. Pursuant to Section 1(b)(i) of the Warrant, the Holder hereby elects to exercise the Warrant for cash and tenders payment herewith (or has made a wire transfer) to the order of ESS Tech, Inc. in the amount of $_____________.

__¨ Net Exercise. Pursuant to Section 1(b)(ii) of the Warrant, the Holder hereby elects to Net Exercise the Warrant.

2.    The undersigned requests that the certificates or book entry position evidencing the shares to be acquired pursuant to such exercise be issued in the name of, and delivered to, the following:

Name:
Address:
Email:
SSN:

3.    The undersigned understands, agrees and recognizes that:

(a)    No federal or state agency has made any finding or determination as to the fairness of the investment or any recommendation or endorsement of the securities.

(b)    All certificates or book entry positions evidencing the shares of Common Stock may bear a legend substantially similar to the legend set forth in Section 7 of the Warrant regarding resale restrictions.

4.    By its signature below the undersigned hereby represents and warrants that it is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, and agrees (i) to be bound by the terms and conditions of the attached Warrant as of the date hereof, and (ii) to make such representations and warranties as are set forth in Section 4 of the Purchase Agreement.

Dated: _________________

(Signature must conform in all respects to name of the Holder as specified on the face of the Warrant)

Signature:____________________________________
By:_________________________________________
Its:__________________________________________

A-1

EXHIBIT B

NOTICE OF ASSIGNMENT FORM

FOR VALUE RECEIVED, [_____________] (the “Assignor”) hereby sells, assigns and transfers all of the rights of the undersigned Assignor under the attached Warrant with respect to the number of shares of Common Stock of ESS Tech, Inc. (the “Company”) covered thereby set forth below, to the following “Assignee” and, in connection with such transfer, represents and warrants to the Company that the transfer is in compliance with Section 7 of the Warrant and applicable federal and state securities laws:

Name of Assignee:
Address/Fax Number:

______________________________
Signature

_________________________
Witness

ASSIGNEE ACKNOWLEDGMENT

The undersigned Assignee acknowledges that it has reviewed the attached Warrant and by its signature below it hereby represents and warrants that it is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, and agrees to be bound by the terms and conditions of the Warrant as of the date hereof, including Section 7 thereof.

Signature

Address:

B-1